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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47019) of Baxter International Inc. of our report dated May 28, 1999 relating to the financial statements of the Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP

San Juan, Puerto Rico
June 29, 1999